September 25, 2017

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,010 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,010 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,010 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

THOMPSON HINE LLP

MVW/CWB

EXHIBIT A

1.	13D Activist Fund
2.	AlphaCore Absolute Fund
3.	AlphaCore Statistical Arbitrage Fund
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris GSA Trend Strategy Fund
6.	Altegris Managed Futures Strategy Fund
7.	Altegris Multi-Strategy Alternative Fund
8.	Altegris Futures Evolution Strategy Fund
9.	Ascendant Deep Value Convertibles Fund
10.	Ascendant Tactical Yield Fund
11.	Astor Dynamic Allocation Fund
12.	Astor Macro Alternative Fund
13.	Astor Sector Allocation Fund
14.	Athena Value Fund
15.	Beech Hill Total Return Fund
16.	Biondo Focus Fund
17.	Biondo Growth Fund
18.	BTS Tactical Fixed Income Fund
19.	Chadwick & D’Amato Fund
20.	Changing Parameters Fund
21.	CMG Mauldin Solutions Core Fund
22.	CMG Tactical All Asset Strategy Fund
23.	CMG Tactical Bond Fund
24.	Crow Point Alternative Income Fund
25.	Deer Park Total Return Credit Fund
26.	Eagle MLP Strategy Fund
27.	EAS Crow Point Alternatives Fund
28.	Equinox MutualHedge Futures Strategy Fund
29.	FX Strategy Fund
30.	Ginkgo Multi-Strategy Fund
31.	Grant Park Absolute Return Fund
32.	Grant Park Fixed Income Fund
33.	Grant Park Managed Futures Strategy Fund
34.	Grant Park Multi-Alternative Strategies Fund
35.	KCM Macro Trends Fund
36.	Ladenburg Income Fund
37.	Ladenburg Income & Growth Fund
38.	Ladenburg Growth & Income Fund
39.	Ladenburg Growth Fund
40.	Ladenburg Aggressive Growth Fund
41.	Leader Floating Rate Fund
42.	Leader Short-Term Bond Fund
43.	Leader Total Return Fund
44.	Navigator Equity Hedged Fund
45.	Navigator Duration Neutral Bond Fund
46.	Navigator Sentry Managed Volatility Fund
47.	Navigator Tactical Fixed Income Fund
48.	PSI All Asset Fund
49.	PSI Total Return Fund
50.	PSI Strategic Growth Fund
51.	PSI Tactical Growth Fund
52.	PSI Calendar Effects Fund
53.	Pacific Financial Alternative Strategies Fund
54.	Pacific Financial Core Equity Fund
55.	Pacific Financial Dynamic Allocation Fund
56.	Pacific Financial Explorer Fund
57.	Pacific Financial Faith & Values Based Conservative Fund
58.	Pacific Financial Faith & Values Based Moderate Fund
59.	Pacific Financial Faith & Values Based Diversified Growth Fund
60.	Pacific Financial Flexible Growth & Income Fund
61.	Pacific Financial Foundational Asset Allocation Fund
62.	Pacific Financial International Fund
63.	Pacific Financial Strategic Conservative Fund
64.	Pacific Financial Tactical Fund
65.	Patriot Balanced Fund
66.	Patriot Fund
67.	Power Dividend Index Fund
68.	Power Income Fund
69.	Power Momentum Index Fund
70.	Power Dividend Mid-Cap Index Fund
71.	Power Floating Rate Index Fund
72.	Princeton Long/Short Treasury Fund
73.	Princeton Premium Fund
74.	Probabilities Fund
75.	Probabilities Sector Rotation Fund
76.	Sierra Core Retirement Fund
77.	Sierra Strategic Income Fund
78.	Agility Dynamic Tactical Income ETF Fund
79.	Agility Put Write Enhanced Return ETF Fund
80.	Agility Specified Risk ETF Fund
81.	Agility Tactical Core Fixed Income ETF Fund
82.	RiskPro PFG Aggressive 30+ Fund
83.	RiskPro PFG 30+ Fund
84.	RiskPro 30+ Fund
85.	RiskPro Aggressive 30+ Fund
86.	RiskPro Dynamic 0-10 Fund
87.	RiskPro Dynamic 15-25 Fund
88.	RiskPro Dynamic 20-30 Fund
89.	RiskPro PFG Balanced 20-30 Fund
90.	RiskPro PFG Global 30+ Fund
91.	RiskPro PFG Equity 30+ Fund
92.	RiskPro Tactical 0-30 Fund
93.	RiskPro PFG 0-15 Fund
94.	RiskPro Alternative 0-15 Fund
95.	Toews Tactical Defensive Alpha Fund
96.	Toews Hedged Growth Allocation Fund
97.	Toews Hedged Core W Fund
98.	Toews Hedged Core L Fund
99.	Toews Hedged Core S Fund
100.	Toews Hedged Income Fund
101.	Toews Unconstrained Income Fund
102.	TransWestern Institutional Short Duration Government Bond Fund
103.	Zeo Strategic Income Fund